Exhibit 99.1

Gossamer Bio Announces Second Quarter 2020 Financial Results and Provides Corporate Update

- GB001: Phase 2 studies, LEDA in eosinophilic asthma and TITAN in chronic rhinosinusitis, on track for topline data readout in the second half of 2020 -

- GB002: Expected to commence Phase 2 TORREY study in pulmonary arterial hypertension in the second half of 2020 -

- GB004: Expected to commence Phase 2 SHIFT-UC study in ulcerative colitis in the second half of 2020 -

- Cash, cash equivalents and marketable securities totaled $600 million as of June 30, 2020 -

SAN DIEGO — (BUSINESS WIRE) — August 11, 2020 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the second quarter 2020 and provided a corporate update.

“I hold tremendous pride in the progress made by the Gossamer team to date,” said Sheila Gujrathi, M.D., Co-Founder and Chief Executive Officer of Gossamer. “We look forward to the continued advancement of our product candidates, and before year end, we are excited for the achievement of milestones across all four of our clinical programs.”

Clinical-Stage Product Candidate Updates

GB001: Oral DP2 Antagonist for Eosinophilic Asthma and Chronic Rhinosinusitis (CRS)

•	Phase 2b LEDA study in patients with moderate-to-severe eosinophilic asthma is on track to report topline data in the second half 2020.

•	Phase 2 TITAN study in patients with chronic rhinosinusitis, both with and without nasal polyps, is also on track to report topline data in the second half 2020.

GB002: Inhaled PDGFR Inhibitor for Pulmonary Arterial Hypertension (PAH)

•

GB002 is currently being evaluated in an ongoing Phase 1b study in PAH. Given COVID-19 related delays in study enrollment, Gossamer anticipates reporting initial results from this study in the second half of this year.

•

Subject to developments in the ongoing COVID-19 pandemic, Gossamer plans to commence TORREY, a Phase 2 study in functional class II and III PAH patients in the second half of 2020. The primary endpoint for this 24-week study will be change in pulmonary vascular resistance (PVR) from baseline. The key secondary endpoint will be change from baseline in 6-minute walk distance at week 24.

GB004: Oral HIF-1α Stabilizer for Inflammatory Bowel Disease

•

Gossamer to present data from its completed Phase 1b study in patients with active mild-to-moderate ulcerative colitis (UC) at UEG Week Virtual 2020, which will take place October 11-13. Gossamer previously announced topline data from its completed Phase 1b study on May 12, 2020.

•	Subject to developments in the ongoing COVID-19 pandemic, Gossamer plans to initiate SHIFT-UC, a 12-week Phase 2 study of GB004 in patients with mild-to-moderate UC in the second half of 2020.

GB1275: Oral CD11b Modulator for Oncology Indications

•

Further Phase 1 data from KEYNOTE-A36, a Phase 1/2 study to evaluate GB1275 as a monotherapy and in combination with either KEYTRUDA® (pembrolizumab) or chemotherapy in patients with selected solid tumors, are expected to be announced in the fourth quarter of 2020.

Financial Results for the Quarter Ended June 30, 2020

•

Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of June 30, 2020, were $600.4 million. The Company expects the combination of current cash, cash equivalents and marketable securities, and access to our debt facility will be sufficient to fund its operating and capital expenditures into 2024.

•	Research and Development (R&D) Expenses: For the quarter ended June 30, 2020, R&D expenses were $38.7 million, compared to R&D expenses of $35.7 million for the same period in 2019.

•

In Process Research and Development (IPR&D) Expenses: For the quarter ended June 30, 2020, IPR&D expenses were $15.0 million, compared to $1.0 million for the same period in 2019. This increase reflects a $15.0 million upfront payment to Aerpio Pharmaceuticals, Inc. for the amendment to the in-license of GB004.

•	General and Administrative (G&A) Expenses: For the quarter ended June 30, 2020, G&A expenses were $11.7 million, compared to $9.7 million for the same period in 2019.

•	Net Loss: Net loss for the quarter ended June 30, 2020, was $66.9 million, or $1.00 per share, compared to a net loss of $44.5 million, or $0.74 per share, for the same period in 2019.

About Gossamer Bio

Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.

Forward-Looking Statements

Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of initiation and enrollment of clinical trials for our product candidates; plans to advance our product candidates; expectations on the timing of data readouts from our clinical studies; the potential clinical benefits of our product candidates; the expected impact of COVID-19; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the recent global outbreak of the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; interim results do not necessarily predict final results and one or more of the outcomes may materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; Gossamer may not proceed into Phase 3 clinical trials for GB001 whether based on final data or otherwise; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations

Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
STATEMENTS OF OPERATIONS DATA:	2020	2019	2020	2019
Operating expenses:
Research and development	$38,684	$35,676	$80,098	$60,659
In process research and development	15,000	1,000	17,805	2,000
General and administrative	11,655	9,673	22,403	17,707
Total operating expenses	(65,339)	(46,349)	(120,306)	(80,366)
Loss from operations	(65,339)	(46,349)	(120,306)	(80,366)
Other income (expense), net	(1,531)	1,851	(638)	3,257
Net loss	$(66,870)	$(44,498)	$(120,944)	$(77,109)
Net loss per share, basic and diluted	$(1.00)	$(0.74)	$(1.88)	$(1.59)
Weighted average common shares outstanding, basic and diluted	66,599,915	60,265,046	64,245,119	48,357,294

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

BALANCE SHEET DATA:	June 30, 2020	December 31, 2019
Cash, cash equivalents, and marketable securities	$600,364	$401,829
Working capital	580,856	372,394
Total assets	625,076	426,604
Total liabilities	204,752	74,119
Accumulated deficit	(455,114)	(334,170)
Total stockholders' equity (deficit)	420,324	352,485

For Investors and Media:
Bryan Giraudo, Chief Financial Officer

Gossamer Bio Investor Relations

ir@gossamerbio.com